EXHIBIT 10.3
STOCK SALE AND LOCK-UP AGREEMENT

AGREEMENT dated as of the May 10, 2006, by and among Equitex, Inc., (the “Company”), and MBC Global, LLC, an Illinois limited liability company (“MBC”), Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck (collectively referred to as the “Shareolders or Shareholder”)

W I T N E S E T H:

WHEREAS, the Company and the Shareholders have entered into a Settlement Agreement dated May 10, 2006 (the “Settlement Agreement”);

WHEREAS, pursuant to the terms of the Settlement Agreement each Shareholder received shares of common stock of the Company;

WHEREAS, pursuant to the terms of the Settlement Agreement the parties hereto have agreed to place certain restrictions on the sale or transfer of the Shareholder’s Stock.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other valuable consideration receipt of which is hereby acknowledged, it is agreed as follows:

1. Except as provided herein, the Shareholder agrees that the Shareholder will not sell, pledge or otherwise dispose of any of the Shareholder’s Stock for a period of 3 months from the date hereof. The Shareholder shall be permitted to sell a maximum of one-third of the shares received by the respective Shareholder every thirty days, beginning with the delivery of the first certificates. An Escrow Agreement shall be entered into whereby EQTX shall deliver to the Escrow Agent three certificates in the name of each Shareholder. Upon receipt of the shares, the Escrow Agent shall release those shares as permitted and each thirty days thereafter in accordance with the terms of the Escrow.

2.The foregoing restrictions on the sale of the Shareholder’s Stock does not prohibit: (a) any pledge of Shares made pursuant to a bona fide loan transaction that creates a security interest; (b) any transfer to the ancestors, descendants (including adopted children) or spouse of the Shareholder or to trusts for the benefit of such persons or the Shareholder; (c) any transfer to any entity which is wholly owned or controlled by the Shareholder; (d) any bona fide gift; (e) transfers or distributions pursuant to testamentary transfers or pursuant to the laws of intestate succession; or, (f) transfers to any affiliates (officers, directors, or 5% shareholders) of the Shareholder involving less than 5% of the Company’s outstanding shares; provided that the Shareholder shall inform the Company and the recipient of such pledge, transfer or gift prior to effecting it. Notwithstanding the foregoing, in the event of a pledge, transfer or gift according to the foregoing all certificates shall bear the notation and be subject to the restrictions set forth in section 1 herein.

3.  The restrictions set forth in paragraph 2 also shall only lapse and be of no further effect upon the dissolution of the Company.

4.  The limitation on the number of shares of common stock which may be sold hereunder pursuant to paragraph 2 hereof shall be adjusted proportionally to reflect any stock dividend or stock split, combination of shares, merger, or consolidation effected by the Company.

5 Each of the Parties hereto represents and warrants to the other that it has the requisite power, corporate or otherwise, and authority to enter into and perform this Agreement and the transactions contemplated hereby; that the execution, issuance and delivery of this Agreement and the agreements and transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization on behalf of the Parties is required; and that this Agreement constitutes the valid and binding obligation of each of the Parties enforceable against each of the Parties in accordance with its terms.

6.  The Parties hereby covenant, each to the other, that it and they shall execute any further documentation as may be required reasonably to give effect to this Agreement, the agreements referred to herein, and the transactions contemplated hereby and thereby.

7.  This Agreement is irrevocable and shall be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

8.  This Agreement sets forth the entire understanding of the Parties hereto with respect to the subject matter hereof, merges and supersedes all existing agreements between or among any of them concerning the subject matter hereof, and may be altered or amended only by written instrument duly executed by the Party against whom such alteration or amendment is sought to be enforced.

9.  All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the Parties at the following addresses (or at such other address or facsimile number for the Party as shall be specified by like notice):

Company:    Equitex, Inc.
        7315 East Peakview Avenue
Englewood, Colorado 80111

Shareholder: Shareholders and addresses as set forth Exhibit 1.

10.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

11.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

Equitex, Inc.
By:/S/ HENRY FONG Name: Henry Fong Title: President

MBC GLOBAL, LLC:

By: /S/ JON ERIC LANDRY
Its: COO

CORPORATE CAPITAL, INC.:

By: /S/ MARK SAVAGE
Its: PRESIDENT

CAROLYN COMPANIES:

By: /S/ THEODORE H. SWINDELLS
Its: PRINCIPAL

MOORE INVESTMENTS, INC.:

By: /S/ PAUL A. MOORE
Its:

PAUL A. MOORE

/S/ PAUL A. MOORE

KATHY MOORE

/S/ KATHY MOORE

KEVIN F. FLYNN JUNE 1992 NON-EXEMPT TRUST:

By: /S/ KEVIN F. FLYNN
Its Trustee

EUROPEAN AMERICAN PERINVEST GROUP BERMUDA

By: /S/ THEODORE H. SWINDELLS
Its: SHAREHOLDER

JON ERIC LANDRY

/S/ JON ERIC LANDRY

COLIN P. MARKEY

/S/ COLIN P. MARKEY

SHERIE SWIONTEK

/S/ SHERIE SWIONTEK

MARK SAVAGE

/S/ MARK SAVAGE

DANEIL RYWECK

/S/ DANIEL RYWECK

FRITZ VOELKER

/S/ FRITZ VOEKLER